EXHIBIT 3

STOCKHOLDERS’ AGREEMENT

by and among

EXTENDED STAY AMERICA, INC., ESH HOSPITALITY, INC.

and

SUCH PERSONS LISTED FROM TIME TO TIME AS SIGNATORIES HERETO AS “SPONSOR SHAREHOLDERS”

Dated as of November 18, 2013

TABLE OF CONTENTS

ARTICLE I Definitions and Rules of Construction		1
1.1.	Definitions.	1
1.2.	Rules of Construction.	5
ARTICLE II Board of Directors; Consent Rights		5
2.1.	Board of Directors.	5
2.2.	Consent Rights	9
ARTICLE III Information		10
3.1.	Books and Records.	10
3.2.	Sharing of Information.	10
3.3.	Outside Activities; Corporate Opportunities.	11
ARTICLE IV General Provisions		12
4.1.	Termination.	12
4.2.	Notices.	12
4.3.	Amendment; Waiver.	15
4.4.	Further Assurances.	15
4.5.	Assignment.	15
4.6.	Third Parties.	15
4.7.	Entire Agreement.	15
4.8.	Severability.	15
4.9.	Governing Law.	16
4.10.	Jurisdiction; Waiver of Trial.	16
4.11.	Specific Performance.	16
4.12.	Table of Contents, Headings and Captions.	17
4.13.	Counterparts.	17
4.14.	No Recourse.	17

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT, is entered into as of November 18, 2013, by and among Extended Stay America, Inc. (the “Company”), ESH Hospitality, Inc. (“ESH REIT”, and together with the Company, the “ESH Companies”), and each of the other parties identified on the signature pages hereto (all of such other parties, in their respective capacities as shareholders of the Company or ESH REIT at the time of determination, and their respective successors and permitted assigns, collectively, the “Sponsor Shareholders”, and the Sponsor Shareholders together with the ESH Companies, the “Parties”).

RECITALS

WHEREAS, the ESH Companies are currently contemplating an underwritten public offering (the “IPO”) of the Extended Stay Common Stock (defined below);

WHEREAS, Sponsor Shareholders or their Affiliates and certain other shareholders of the ESH Companies are party to a certain Stockholders’ Agreement of the ESH Companies (as amended, the “Pre-IPO Stockholders’ Agreement”), which sets forth certain rights of the Sponsor Shareholders or their Affiliates in respect of corporate governance and other matters, and which Pre-IPO Stockholders’ Agreement is to be terminated in connection with the IPO;

WHEREAS, on the date of completion of the IPO (the “Closing Date”), the Sponsor Shareholders will collectively own a majority of the outstanding shares of paired common stock units, each comprised of one share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), and one share of Class B common stock of ESH REIT, par value $0.01 per share (the “Class B Common Stock”, and the Company Common Stock and the Class B Common Stock, as attached and traded together as paired shares, the “Extended Stay Common Stock”); and

WHEREAS, as of the Closing Date, in respect of the ESH Companies as of the Closing Date, the Parties wish to provide for certain corporate governance and other matters previously provided for in the Pre-IPO Stockholders’ Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

ARTICLE I
Definitions and Rules of Construction

1.1.         Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Continuing Ownership Test” shall have the meaning set forth in Section 2.1(c)(ii).

“Aggregate Minimum Consent Threshold” shall have the meaning set forth in Section 2.2(a).

“Agreement” means this Stockholders’ Agreement, as it may be amended from time to time.

 “beneficially own” or “beneficial ownership” shall have the meaning ascribed to such terms in Rule 13d−3 under the Exchange Act.

“Blackstone Shareholders” means the entities listed on the signature pages hereto under the heading “Blackstone Shareholders”, in addition to their respective successors and permitted assigns.

“Bylaws” means the bylaws of Extended Stay America, Inc., as they may be amended or restated from time to time, and the bylaws of ESH Hospitality, Inc., as they may be amended or restated from time to time.

“Cause” means, with respect to a Director, conviction of a felony.

“Centerbridge Shareholders” means the entities listed on the signature pages hereto under the heading “Centerbridge Shareholders”, in addition to their respective successors and permitted assigns.

“Charter” means, in respect of the Company, the certificate of incorporation of Extended Stay America, Inc., as it may be amended or restated from time to time, and in respect of ESH REIT, the certificate of incorporation of ESH Hospitality, Inc., as it may be amended or restated from time to time. “Charters” means the Charter of the Company and the Charter of ESH REIT.

“Claim” means any claim, action, hearing, audit, litigation or suit, commenced, brought, conducted, or heard by or before, or otherwise involving, any Person.

“Class A Common Stock” means the Class A common stock of ESH REIT, par value $0.01 per share.

“Class B Common Stock” shall have the meaning set forth in the Recitals.

“Closing Date” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Company Board” means the board of directors of the Company or such other equivalent governing body of the Company.

“Company Common Stock” shall have the meaning set forth in the Recitals.

“Continuing Ownership Test” shall have the meaning set forth in Section 2.1(c)(i).

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Covered Opportunity” shall have the meaning set forth in Section 3.3(c).

“Director” means, in respect of the Company Board or the ESH REIT Board, a Person designated or appointed as a member thereof in accordance with Section 2.1.

“ESH Companies” shall have the meaning set forth in the Preamble.

“ESH REIT” shall have the meaning set forth in the Preamble.

“ESH REIT Board” means the board of directors of ESH REIT, or such other equivalent governing body of ESH REIT.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Extended Stay Common Stock” shall have the meaning set forth in the Recitals.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi−governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Independent Director” means a director that satisfies (a) the requirements to qualify as an “independent director” under the rules of the New York Stock Exchange, and (b) the independence requirements of Rule 10A-3 of the Exchange Act.

“Information” shall have the meaning set forth in Section 3.1(a).

“Initial REIT Board Period” shall have the meaning set forth in Section 2.1(b).

“IPO” shall have the meaning set forth in the Recitals.

 “Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, the Delaware General Corporation Law, the listing or other standards of any applicable stock exchange, the Securities Act, and the Exchange Act.

 “Outside Activities” shall have the meaning set forth in Section 3.3(a).

“Parties” shall have the meaning set forth in the Preamble.

“Paulson Shareholders” means the entities listed on the signature pages hereto under the heading “Paulson Shareholders”, in addition to their respective successors and permitted assigns.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee−executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Pre-IPO Stockholders’ Agreement” shall have the meaning set forth in the Recitals.

“Requisite Consent” shall have the meaning set forth in Section 2.2(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Sponsor Shareholder Group” means, as applicable, in respect of: (i) the Centerbridge Shareholders, such shareholders as a collective; (ii) the Blackstone Shareholders, such shareholders as a collective; and (iii) the Paulson Shareholders, such shareholders as a collective.

“Sponsor Shareholders” shall have the meaning set forth in the Preamble.

“Subsidiary” with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) means, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

1.2.        Rules of Construction.

Unless the context otherwise requires:

(a)   A capitalized term has the meaning assigned to it;

(b)   References in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(c)   References to Articles, Sections and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(d)   The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(e)   This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted; and

(f)   References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified.

ARTICLE II
Board of Directors; Consent Rights

2.1.         Board of Directors.

(a)   Company.  Effective as of the Closing Date, the Company Board shall be comprised of seven (7) Directors, of whom, subject to Section 2.1(c), one (1) shall be a designee of the Centerbridge Shareholders, one (1) shall be a designee of the Blackstone Shareholders, one (1) shall be a designee of the Paulson Shareholders, one (1) shall be jointly designated by the Sponsor Shareholders, which designee, to the extent not an executive officer of the Company and otherwise practicable, shall satisfy the requirements to qualify as an Independent Director, and three (3) shall be nominated by the Company Board and shall be Independent Directors to the extent necessary to allow the Company to satisfy all obligations in respect of legal and regulatory requirements that it have Independent Directors.

(b)   ESH REIT.  The ESH REIT Board shall be comprised of, (i) effective as of the Closing Date and for up to one (1) year following the Closing Date (such period, the “Initial REIT Board Period”), five (5) Directors, of whom, subject to Section 2.1(c), one (1) shall be a designee of the Centerbridge Shareholders, one (1) shall be a designee of the Blackstone Shareholders, one (1) shall be a designee of the Paulson Shareholders, one (1) shall be jointly designated by the Sponsor Shareholders, and one (1) shall be nominated by the ESH REIT Board to satisfy the requirements to qualify as an Independent Director; and (ii) following the end of the Initial REIT Board Period, seven (7) Directors, of whom, subject to Section 2.1(c), one (1) shall be a designee of the Centerbridge Shareholders, one (1) shall be a designee of the Blackstone Shareholders, one (1) shall be a designee of the Paulson Shareholders, one (1) shall be jointly designated by the Sponsor Shareholders, which designee, to the extent not an executive officer of ESH REIT and otherwise practicable, shall satisfy the requirements to qualify as an Independent Director, and three (3) shall be nominated by the ESH REIT Board and shall be Independent Directors to the extent necessary to allow ESH REIT to satisfy all obligations in respect of legal and regulatory requirements that it have independent directors.

(c)   The rights, entitlements and designations set forth in Sections 2.1(a) and (b) shall be subject to the following:

(i)   A Sponsor Shareholder Group shall be entitled to designate Directors to the Company Board or the ESH REIT Board so long as such Sponsor Shareholder Group beneficially owns, directly or indirectly, in respect of the Company, at least 5% of the outstanding shares of Company Common Stock, and in respect of ESH REIT, at least 5% of the outstanding shares of Class B Common Stock (such ownership threshold, in each case, the “Continuing Ownership Test”).

(ii)   The Sponsor Shareholders shall be entitled to jointly designate Directors as provided in Sections 2.1(a) and (b), so long as, in respect of the Company, the Sponsor Shareholders in the aggregate beneficially own, directly or indirectly, at least 50% of the outstanding shares of Company Common Stock, and in respect of ESH REIT, the Sponsor Shareholders in the aggregate beneficially own, directly or indirectly, at least 50% of the outstanding shares of Class B Common Stock (such ownership threshold, in each case, the “Aggregate Continuing Ownership Test”).

(iii)   A Sponsor Shareholder Group that has designated a Person for nomination and election to the Company Board or ESH REIT Board, as applicable, in accordance with Section 2.1(c)(i) shall have, for so long as it satisfies the Continuing Ownership Test, and to the fullest extent permitted by applicable law, the right to remove such Person (with or without Cause), from time to time and at any time, from the Company Board, exercisable upon written notice to the Company, or from the ESH REIT Board, exercisable upon written notice to ESH REIT. Should a Director designated by a Sponsor Shareholder Group be removed for any reason, whether by the applicable Sponsor Shareholder Group or otherwise in accordance with the Charters or Bylaws of the ESH Companies, the Sponsor Shareholder Group that designated the removed Director shall be entitled to designate a Person to fill the vacancy created by such removal, so long as such Sponsor Shareholder Group satisfies the Continuing Ownership Test on the date of such replacement designation.

(iv)   The Sponsor Shareholders shall have, for so long as they satisfy the Aggregate Continuing Ownership Test, and to the fullest extent permitted by applicable law, the right to remove a Person jointly designated by the Sponsor Shareholders in accordance with Section 2.1(c)(ii) (with or without Cause), from time to time and at any time, from the Company Board, exercisable upon written notice to the Company, or from the ESH REIT Board, exercisable upon written notice to ESH REIT. Should a Director jointly designated by the Sponsor Shareholders be removed for any reason, whether by the Sponsor Shareholders or otherwise in accordance with the Charters or Bylaws of the ESH Companies, the Sponsor Shareholders shall be entitled to jointly designate a Person to fill the vacancy created by such removal, so long as the Sponsor Shareholders satisfy the Aggregate Continuing Ownership Test on the date of such replacement designation.

(v) In the event that a Sponsor Shareholder Group ceases to have the right, in accordance with this Section 2.1, to designate a Person for nomination on the Company Board or the ESH REIT Board, as applicable, such Sponsor Shareholder Group’s designee on the Company Board or the ESH REIT Board, as applicable, may complete his or her term on the Company Board or ESH Board, as applicable, but shall otherwise have no entitlement to be re-nominated to the Company Board or ESH Board, as applicable.

(vi)   In the event that the Sponsor Shareholders cease to have the right, in accordance with this Section 2.1, to jointly designate a Person for nomination on the  Company Board or the ESH REIT Board, as applicable, the Sponsor Shareholders’ joint designee on the Company Board or the ESH REIT Board, as applicable, may complete his or her term on the Company Board or ESH Board, as applicable, but shall otherwise have no entitlement to be re-nominated to the Company Board or ESH Board, as applicable.

(vii)    In the event that a vacancy is created on the Company Board or the ESH REIT Board, as applicable, at any time by the (A) death, (B) disability, or (C) retirement or resignation of any Director (other than a retirement or resignation as a result of (1) in the case of a Director designated by a particular Sponsor Shareholder Group, the failure of the applicable Sponsor Shareholder Group to meet the Continuing Ownership Test or (2) in the case of a Director jointly designated by Sponsor Shareholders, the failure of the Sponsor Shareholders to meet the Aggregate Continuing Ownership Test), the Sponsor Shareholder Group who designated such Director shall cause such vacancy to be filled by a new designee, and the Company or ESH REIT, as applicable, shall take all actions necessary to accomplish the same.

(viii)   In the event that the size of the Company Board or the ESH REIT Board is reduced or increased for any reason (including without limitation, pursuant to Section 2.2(a)(i)) other than as provided in this Section 2.1, after giving effect to the designees of each Sponsor Shareholder Group then eligible to designate Persons for nomination, so long as the Sponsor Shareholders satisfy the Aggregate Ownership Test, the Sponsor Shareholders shall be entitled to jointly designate such number of Persons as is required to result in the majority of nominees for election to the Company Board or ESH REIT Board, as applicable, to be comprised of designees of the eligible Sponsor Shareholders in the aggregate, on the Company Board or the ESH REIT Board, as applicable.

(ix)   Subject to and in accordance with applicable listing requirements and applicable Law, the Sponsor Shareholder Groups shall be entitled to jointly designate the members of any audit committee, nominating and corporate governance committee, or compensation committee (or committee similar to any of the foregoing) of the Company Board or the ESH REIT Board.

(d)   Each of the Company and ESH REIT respectively agree, to the fullest extent permitted by law, to include the Persons designated pursuant to this Section 2.1 in the slate of nominees for election to the board of directors recommended by the Company Board or the ESH REIT Board, as applicable, and to use its best efforts to cause, to the fullest extent permitted by applicable law, the election of each such designee. In the event that a Sponsor Shareholder Group wishes, or the Sponsor Shareholders wish, in accordance with Sections 2.1(c)(iii) and (iv), respectively, to remove a Person designated by such Sponsor Shareholder Group or jointly designated by the Sponsor Shareholders for nomination and election to the Company Board or ESH REIT Board, as applicable, each of the Company and ESH REIT agree to use best efforts to take, to the fullest extent permitted by applicable law, such actions as may be required to remove any such Person.

(e)   Each Sponsor Shareholder Group hereby agrees, so long as each such Sponsor Shareholder Group satisfies the Continuing Ownership Test, to vote, in respect of the Company Board, such Sponsor Shareholder Group’s shares of Company Common Stock, and in respect of the ESH REIT Board, such Sponsor Shareholder Group’s shares of Class B Common Stock, for the designees of each other Sponsor Shareholder Group eligible to make such designations, and for the joint designee of the Sponsor Shareholders, in order to effectuate the purpose and intent of this Section 2.1. The Company hereby agrees to vote the Class A Common Stock for the designees of each Sponsor Shareholder Group eligible to make such designations and otherwise the slate of nominees recommended by the ESH REIT Board, as applicable, in order to effectuate the purpose and intent of this Section 2.1. In the event that a Sponsor Shareholder Group wishes, in accordance with Section 2.1(c)(iii) to remove its designee to the Company Board or ESH REIT Board, as applicable, or the Sponsor Shareholders wish, in accordance with Section 2.1(c)(iv) to remove their joint designee to the Company Board or ESH REIT Board, as applicable, (i) each other Sponsor Shareholder Group hereby agrees, so long as each such other Sponsor Shareholder Group satisfies the Continuing Ownership Test, to vote, in respect of the Company Board, its shares of Company Common Stock, and in respect of the ESH REIT Board, its shares of Class B Common Stock, for the removal of any such Person from the Company Board or the ESH REIT Board, as applicable, and to otherwise use its commercially reasonable efforts to take, to the fullest extent permitted by applicable law, such actions as may be required in order to effectuate the purpose and intent of this Section 2.1, and (ii) in respect of the ESH REIT Board, the Company hereby agrees to vote the Class A Common Stock for the removal of any such Person and to otherwise use its best efforts to take, to the fullest extent permitted by applicable law, such actions as may be required in order to effectuate the purpose and intent of this Section 2.1.

(f)   Each Sponsor Shareholder Group hereby agrees to use its best efforts to designate Persons for election to the Company Board or the ESH REIT Board, as applicable, or otherwise vote for the election of nominees to the Company Board or the ESH REIT Board, as applicable, such that after giving effect to such designations and elections, the Company Board and the ESH REIT Board each complies with the restrictions on common directors contained in the Charter of each of the Company and the ESH REIT Board.

2.2.   Consent Rights

(a)   For so long as the Sponsor Shareholders beneficially own directly or indirectly, in the aggregate, 40% or more of the then outstanding shares of Company Common Stock or Class B Common Stock, as applicable (such ownership threshold, in each case, the “Aggregate Minimum Consent Threshold”), the following actions by the Company or ESH REIT or any of their respective Subsidiaries, as applicable, shall require, except as otherwise indicated, the approval of a majority of the shares of Extended Stay Common Stock then-held by the Sponsor Shareholders (the “Requisite Consent”), in addition to the approval of the Company Board or the ESH REIT Board (or the approval of the requisite governing body of any Subsidiary of the Company or ESH REIT), as applicable:

(i)   Increasing or decreasing the size of the Company Board or ESH REIT Board, as applicable;

(ii)   Establishing committees of the Company Board or ESH REIT Board, as applicable;

(iii)   Amendment of the Company’s or ESH REIT’s charter, as applicable, to remove the provision providing that the Company or ESH REIT, as applicable, will have no expectation or entitlement with regard to corporate opportunities that come to designated directors of the Sponsors Shareholder Groups;

(iv)   Any determination to unpair the Extended Stay Common Stock; and

(v)   In respect of ESH REIT, any decision not to seek to continue to qualify as a REIT.

(b)   For so long as a Sponsor Shareholder Group fails to satisfy the Continuing Ownership Test in respect of the Company Common Stock or the Class B Common Stock, as applicable, such Sponsor Shareholder Group’s shares of Company Common Stock or Class B Common Stock, as applicable, shall not be included in the calculation of the Requisite Consent or the Aggregate Minimum Consent Threshold.

ARTICLE III
Information; Outside Activities and Ownership Limits

3.1.        Books and Records.

Each of the ESH Companies shall, and shall cause its respective Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the respective ESH Companies and each of their respective Subsidiaries in accordance with generally accepted accounting principles. For so long as a Sponsor Shareholder Group meets the Continuing Ownership Test in respect of the Company or ESH REIT, as applicable, each of the Company or ESH REIT, as applicable, shall, and shall cause its respective Subsidiaries to:

(a)   Permit such Sponsor Shareholder Group and its designated representatives, at reasonable times and upon reasonable prior notice to the Company or ESH REIT, as applicable, to review the books and records of the Company or ESH REIT as applicable or any of their respective Subsidiaries and to discuss the affairs, finances and condition of the Company or ESH REIT, as applicable, or any of their respective Subsidiaries with the officers of the Company or ESH REIT, as applicable, any of their respective Subsidiaries (all such information so furnished pursuant to this Section 3.1(a), the “Information”).

(b)   The Company and ESH REIT agree to consider, in good faith, the recommendations of the Sponsor Shareholder Groups meeting the Continuing Ownership Test, in connection with the matters on which the Company or ESH REIT is consulted as described above. Subject to Section 3.2, any such Sponsor Shareholder Group (and any party receiving Information from such Sponsor Shareholder Group) who shall receive Information shall maintain the confidentiality of such Information, and the Company or ESH REIT, as applicable, shall not be required to disclose any privileged Information of the Company or ESH REIT, as applicable, so long as the Company or ESH REIT, as applicable, has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to such Sponsor Shareholder Group without the loss of any such privilege.

3.2.         Sharing of Information.

Individuals associated with a Sponsor Shareholder Group may from time to time serve on the boards of directors of the Company or ESH REIT, as applicable, and/or their respective Subsidiaries. The Company and ESH REIT, each on its behalf and on behalf of its respective Subsidiaries, recognize that such individuals (i) will from time to time receive non-public information concerning the Company or ESH REIT, as applicable, and/or any of their respective Subsidiaries, and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 3.1) share such information with other individuals associated with such Sponsor Shareholder Group. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as directors and enabling the applicable Sponsor Shareholders, in their capacity as equityholders, to better evaluate the Company’s or ESH REIT’s performance and prospects. The Company and ESH REIT, each on behalf of itself and its respective Subsidiaries, hereby irrevocably consents to such sharing.

3.3.         Outside Activities; Corporate Opportunities.

(a)   Subject to applicable Law, any of the Sponsor Shareholders, Directors designated or appointed by a Sponsor Shareholder Group or Affiliates of any of the foregoing, other than any employee of the Company or ESH REIT, as applicable, or any of their respective Subsidiaries, may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company or ESH REIT or  their respective Subsidiaries, and may provide advice and other assistance to any such investment, business venture or Person (collectively, “Outside Activities”).

(b)   The Company, ESH REIT and their respective shareholders (other than the shareholders engaging in the applicable Outside Activities) shall have no rights by virtue of this Agreement in and to Outside Activities or the income or profits derived therefrom, and the pursuit of any such Outside Activities, even if competitive with the business of the Company or ESH REIT or any of their respective Subsidiaries, shall not be deemed wrongful or improper or give rise to any claim, cause of action or liability of any Sponsor Shareholder or any past, present, or future officer, director, shareholder or Affiliate of any such Sponsor Shareholder, or any past, present, or future officer, director or shareholder of the Affiliate of any such Sponsor Shareholder.

(c)   No Sponsor Shareholder, Director designated by a Sponsor Shareholder Group or Affiliate of any of the foregoing, other than any employee of the Company or ESH REIT or any of their respective Subsidiaries, as applicable, shall be obligated to present any particular investment or business opportunity to the Company or ESH REIT or any of their respective Subsidiaries, as applicable, even if such opportunity is of a character that, if presented to the Company, ESH REIT, or any of their respective Subsidiaries, as applicable, could be pursued by the Company, ESH REIT, or any of their respective Subsidiaries, as applicable, and any Sponsor Shareholder, Director designated by a Sponsor Shareholder Group or Affiliate of any of the foregoing, other than any employee of the Company or ESH REIT or their Subsidiaries, shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity. Each Director designated by a Sponsor Shareholder Group who is an employee of the Company or ESH REIT or any of their respective Subsidiaries, as applicable, shall, promptly after becoming aware of any investment or business opportunity or venture such Person reasonably believes may be within the scope of the business objectives of the Company or ESH REIT or any of their respective Subsidiaries, as applicable, or otherwise competitive with the business of the Company or ESH REIT or any of their respective Subsidiaries, as applicable (any such opportunity or venture a “Covered Opportunity”), present such Covered Opportunity to the Company or  ESH REIT as applicable, and assist the Company or ESH REIT and their respective Subsidiaries, as applicable, in the event they elect to pursue such Covered Opportunity. No Director appointed by a Sponsor Shareholder Group who is an employee of the Company or ESH REIT or their respective Subsidiaries, as applicable, may pursue a Covered Opportunity in his or her personal capacity or in conjunction with or on behalf of any other Person without the prior written approval of the Company Board or ESH REIT Board, as applicable.

3.4.       Acknowledgement and Approval of the Charters and Bylaws.  Each Sponsor Shareholder hereby acknowledges and agrees that such Sponsor Shareholder has received  copies of the Charters and Bylaws, and that such Sponsor Shareholder (i) has reviewed and understands the terms thereof, (ii) has received adequate information concerning all matters which it considers material to holding shares of Extended Stay Common Stock and (iii) is familiar with and understands the ownership limits and excess share provisions contained in the Charters, including, without limitation, the nature and scope of the rights and remedies provided to the Company and ESH REIT in the event the ownership limits are exceeded.  Each Sponsor Shareholder agrees to be bound by the terms of the Charters and accepts and assumes and agrees to perform the obligations of a stockholder under the Charters, including, without limitation, the ownership limits and excess share provisions, and is prepared to accept the exercise against it, in the event the Sponsor Shareholder fails to comply, of such rights and remedies provided to the company, including, without limitation, the automatic transfer of all or a portion of the Sponsor Shareholder’s, in the case of ESH REIT, the Restricted Equity Stock (as defined in the Charter of ESH REIT) and, in the case of ESA, the Equity Stock (as defined in the Charter of the Company) to a trust for the benefit of a beneficiary that is not a stockholder.

ARTICLE IV
General Provisions

4.1.        Termination.

This Agreement shall terminate upon the earlier to occur of:

(a)   such time as none of the Sponsor Shareholder Groups satisfies the Continuing Ownership Test in respect of the Company and ESH REIT and the Sponsor Shareholders do not satisfy the Aggregate Continuing Ownership Test or the Aggregate Minimum Consent Threshold in respect of the Company and ESH REIT; and

(b)   the delivery of written notice to the Company and ESH REIT by all of the Sponsor Shareholders, requesting the termination of this Agreement.

At such time as a particular Sponsor Shareholder Group no longer satisfies the Continuing Ownership Test, all rights and obligations of such Sponsor Shareholder Group under this Agreement shall terminate. In the event of the foregoing, the rights and obligations of each remaining Sponsor Shareholder Group under this Agreement that satisfies the Continuing Ownership Test shall remain in full force and effect, and for all purposes, “Sponsor Shareholder Groups” shall mean such Sponsor Shareholder Groups who satisfy the Continuing Ownership Test, and “Sponsor Shareholders” shall mean such remaining Sponsor Shareholders who are members of Sponsor Shareholder Groups that satisfy the Continuing Ownership Test.

4.2.         Notices.

Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company, ESH REIT, or any Sponsor Shareholder Group at the respective addresses set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, five (5) calendar days after deposit in the U.S. mail and one (1) calendar day after deposit with a reputable overnight courier service.

If to the Company:	Extended Stay America, Inc.
11525 North Community House Road
Suite 100
Charlotte, North Carolina 28277
Attn: Bill McCanless
Fax: (980) 335-3089

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attn: Stuart Gelfond and John Bibona Fax: (212) 859-4000

If to ESH REIT:	ESH Hospitality, Inc.
11525 North Community House Road
Suite 100
Charlotte, North Carolina 28277
Attn: Bill McCanless
Fax: (980) 335-3089

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attn: Stuart Gelfond and John Bibona Fax: (212) 859-4000

If to the Centerbridge Shareholders:	Centerbridge Partners, L.P.
375 Park Avenue
New York, New York 10152
Attn: William D. Rahm
Fax: (212) 672-5001
Attn: General Counsel and Scott Hopson
Fax: (212) 672-4501 and (212) 672-4526

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attn: Stuart Gelfond and John Bibona Fax: (212) 859-4000

If to the Blackstone Shareholders:	Blackstone Real Estate Partners VI L.P.
345 Park Avenue
New York, New York 10154
Attn: A.J. Agarwal
Fax: (212) 583-5725
Attn: General Counsel
Fax: (646) 253-8983

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attn: Stuart Gelfond and John Bibona Fax: (212) 859-4000

If to the Paulson Shareholders:	Paulson & Co. Inc.
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attn: Michael Barr
Fax: (212) 351-5892
Attn: General Counsel
Fax: (212) 977-9505

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attn: Stuart Gelfond and John Bibona Fax: (212) 859-4000

4.3.         Amendment; Waiver.

This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company, ESH REIT and all of the Sponsor Shareholders who are members of Sponsor Shareholder Groups that each satisfies the Continuing Ownership Test at the effective time of such amendment, supplement or modification. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

4.4.         Further Assurances.

The Parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by applicable law, neither the Company nor ESH REIT shall directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Sponsor Shareholder Group being deprived of the rights to which it is entitled under this Agreement.

4.5.         Assignment.

This Agreement will inure to the benefit of and be binding on the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each Sponsor Shareholder Group shall be entitled to assign, in whole or in part, to any of its Affiliates without such prior written consent any of its rights hereunder.

4.6.        Third Parties.

Except as may otherwise be expressly provided in this Agreement, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

4.7.         Entire Agreement.

This Agreement constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all prior contracts or agreements, whether oral or written.

4.8.         Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, or in the event that the Company or ESH REIT is advised by counsel that any provision of this Agreement or the application thereof may be held invalid or unenforceable or give rise to any Claims against the Company or ESH REIT, as applicable, the Parties shall negotiate in good faith to modify this Agreement or the application thereof (including without limitation, requiring the resignation of certain designees on the Company Board or ESH REIT Board), so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Agreement be enforced as originally contemplated to the fullest extent possible.

4.9.         Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

4.10.      Jurisdiction; Waiver of Trial.

To the fullest extent permitted by applicable law, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware (in the event the Court of Chancery does not have jurisdiction) and the Superior Court of the State of Delaware (in the event the Court of Chancery and no such Federal court has jurisdiction) in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, a Federal court of the United States of America located in the State of Delaware, or if no such Federal Court has jurisdiction, the Superior Court of the State of Delaware.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. To the fullest extent permitted by applicable law, each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any suit, action or other proceeding arising out of this Agreement by the mailing of copies thereof by mail to such party at its principal place of business, such service of process to be effective upon acknowledgement of receipt of such registered mail; provided that nothing in this Agreement shall affect the right of any party to serve legal process in any other manner permitted by law.

4.11.       Specific Performance.

Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

4.12.      Table of Contents, Headings and Captions.

The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.13.      Counterparts.

This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

4.14.      No Recourse.

This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

COMPANY:

EXTENDED STAY AMERICA, INC.

By:	/s/ Ross W. McCanless
Name: Ross W. McCanless
Title: Chief Legal Officer and General Counsel

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

ESH REIT:

ESH HOSPITALITY, INC.

By:	/s/ Ross W. McCanless
Name: Ross W. McCanless
Title: Chief Legal Officer

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

CENTERBRIDGE SHAREHOLDERS:

CENTERBRIDGE CREDIT PARTNERS, L.P.

BY: CENTERBRIDGE CREDIT PARTNERS GENERAL PARTNER, L.P., its general partner

BY: CENTERBRIDGE CREDIT GP INVESTORS, L.L.C., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS OFFSHORE INTERMEDIATE III, L.P.

BY: CENTERBRIDGE CREDIT PARTNERS OFFSHORE GENERAL PARTNER, L.P., its general partner

BY: CENTERBRIDGE CREDIT OFFSHORE GP INVESTORS, L.L.C., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS OFFSHORE INTERMEDIATE III, L.P.

BY: CENTERBRIDGE CREDIT GP INVESTORS, L.L.C., its general partner

BY: CENTERBRIDGE CREDIT OFFSHORE GP INVESTORS, L.L.C., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS AIV VI-A, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE GP INVESTORS, LLC, its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS AIV VI-B, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE GP INVESTORS, LLC, its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS STRATEGIC AIV I, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE GP INVESTORS, LLC, its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE GP INVESTORS, LLC, its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

BLACKSTONE SHAREHOLDERS:

BLACKSTONE REAL ESTATE PARTNERS VI.A-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.B-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.C-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS (AIV) VI-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.TE.1-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.TE.2-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.F-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE HOLDINGS VI L.P.

BREP VI SIDE-BY-SIDE GP L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

PAULSON SHAREHOLDERS:

ESA RECOVERY ACQUISITION, LLC

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE, L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE II L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE PLUS, L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE PLUS II L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE PLUS PEQ1 LTD

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE PLUS II LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES, L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES IV L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES PEQ1 LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES II PEQ1 LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES IV LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON RECOVERY FUND, LP

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON RECOVERY FUND II LP

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON RECOVERY PEQ1 LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON RECOVERY II FUND LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON INTERNATIONAL LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ENHANCED LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PCO EN LLC

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PCO PP LLC

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory